Calculation of Filing Fee Tables
F-10
IsoEnergy Ltd.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
		Other	Subscription Receipts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 36,480,000.00	0.0001381	$ 5,037.89
Fees Previously Paid
			Total Offering Amounts:				$ 36,480,000.00		$ 5,037.89
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,037.89
Offering Note
[1]	(a) There are being registered under the Registration Statement to which this exhibit pertains such indeterminate number of common shares, debt securities, warrants, units and subscription receipts of IsoEnergy Ltd. as shall have an aggregate initial offering price not to exceed US$180,300,000 (converted from C$250,000,000 at an exchange rate of C$1.00=US$0.7212, which was the daily exchange rate as reported by the Bank of Canada on January 8, 2026). (b) Estimated for the purpose of calculating the registration fee in accordance with Rules 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Equity	Common Shares			F-10	333-287236	05/13/2025
	Debt	Debt Securities			F-10	333-287236	05/13/2025
	Other	Warrants			F-10	333-287236	05/13/2025
	Other	Units			F-10	333-287236	05/13/2025
	Other	Subscription Receipts			F-10	333-287236	05/13/2025
1	Unallocated (Universal) Shelf			$ 143,820,000.00	F-10	333-287236	05/13/2025
Prospectus Note
[1]	The prospectus contained herein relates to an aggregate of US$180,300,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$143,820,000 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-287236), which became effective on May 13, 2025 (the "Prior Registration Statement"). No separate registration fee is payable with respect to the US$143,820,000 of unsold securities which were previously registered on the Prior Registration Statement.